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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2016

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 19, 2016, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect Robert B. Aiken, Stephen E. Carley, Cambria W. Dunaway, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, Pattye L. Moore, and Stuart I. Oran, as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2016; and

  4)
  To transact such other business as may properly come before the meeting.

        We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to review carefully. Our board of directors recommends that you vote FOR the board's nominees for director, FOR approval of our executive compensation, and FOR ratification of the independent auditor. Your vote is important.

        Stockholders of record at the close of business on March 21, 2016 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 8, 2016.

        This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

http://www.redrobin.com/eproxy

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

        Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado
April 5, 2016

i

 PROXY STATEMENT SUMMARY

        This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement about our Company and the upcoming 2016 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m. MDT on Thursday, May 19, 2016
Location:	Red Robin Gourmet Burgers, Inc. corporate headquarters 6312 South Fiddler's Green Circle, Suite 200N Greenwood Village, Colorado 80111
Record Date:	March 21, 2016

Proposals and Board Voting Recommendations

Proposal	Board's Voting Recommendation	Page References (for more detail)
1 Election of Directors	FOR EACH NOMINEE	5
2 Advisory Vote to Approve Executive Compensation	FOR	57
3 Ratification of Independent Auditor	FOR	59

        Stockholders may also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Director Nominees (Proposal No. 1)

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Assignments
Robert B. Aiken	53	2010	CEO, Essendant	X	*CC, NGC
Stephen E. Carley	63	2010	CEO, Red Robin
Cambria W. Dunaway	53	2014	Former U.S. President, Global Chief Marketing Officer, Kidzania	X	*NGC FC
Lloyd L. Hill	72	2010	Former CEO, Applebee's	X	AC, CC
Richard J. Howell	73	2005	Former Partner, Arthur Andersen	X	*AC, CC
Glenn B. Kaufman	48	2010	Managing Member, D Cubed Group investment firm	X	*FC, CC
Pattye L. Moore	58	2007	Former President and Director, Sonic Corp.	X	(C), AC, NGC
Stuart I. Oran	65	2010	Partner, Liberty Hall Capital Partners private equity firm	X	AC, FC

AC
Audit Committee

CC
Compensation Committee

FC
Finance Committee

NGC
Nominating and Governance Committee

(C)
Denotes Chair of the Board

*
Denotes Chair of the Committee

        In 2016, all eight of our directors are standing for re-election and the board recommends a vote FOR all director nominees. Directors are elected by a majority of votes cast. See "Proposal 1—Election of Directors—Directors and Nominees" in this proxy statement for more information about our directors and nominees. In 2015, each director attended at least 75% of the aggregate number of board and applicable committee meetings.

Key Corporate Governance Highlights

        The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders.

        Highlights include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

Advisory Vote on Executive Compensation (Proposal No. 2)

        We are requesting that stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes that the Company's executive compensation program is designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2015, our executive compensation advisory vote proposal was supported by approximately 99.0% of the votes cast. Highlights of our executive compensation program, pay for performance compensation structure, 2015 performance, and 2015 compensation are set forth below. Please see "Compensation Discussion and Analysis" in this proxy statement for a full discussion of the items below.

Executive Compensation Program

        Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  •
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk."

  •
  Fully independent compensation committee advised by an independent compensation consultant.

  •
  No excise tax gross ups.

  •
  Double trigger or attainment of performance targets required for equity vesting upon change in control.

  •
  No repricing of underwater options without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives and board members.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Clawback policy for the return of certain incentive compensation received by executives.

  •
  Few perquisites offered to our executives.

Pay for Performance

        Our compensation program is designed to pay our executives for performance. Our short-term annual cash incentive program uses performance targets based primarily on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals. Long-term incentive compensation is based on achievement of financial goals designed to demonstrate sustained improvement over multi-year periods, and time vesting designed to reward executive retention and value creation. The cash portion of our long-term incentive awards is measured over a three-year performance period based on both cumulative EBITDA and ROIC (return on invested capital) metrics. Restricted stock units and options each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price.

2015 Performance Highlights

        Our 2015 performance was driven by strong operating results from the implementation of our aggressive strategic plan, begun in 2011. Highlights are set forth below.

  •
  Annual revenues were $1.3 billion in 2015, an increase of 9.7% over 2014. This follows a series of increases in annual revenues over the preceding three fiscal years with an average annual growth rate of 7.9% (including a 53rd week in 2012).

  •
  Since 2010, our average annual comparable restaurant revenue growth rate has been 2.5%

  •
  We achieved consistent adjusted EBITDA growth over the past four years and achieved net cash provided by operating activities of $140.9 million in 2015, up approximately 47% over 2011.

  •
  Our stock price has increased by approximately 186% since 2011, beginning 2011 around $21 per share and beginning 2016 around $60 per share.

  •
  We significantly outperformed the casual dining industry in guest traffic for the 2015 fiscal year by approximately 130 basis points, as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

  •
  We added 21 Red Robin® restaurants and three Red Robin Burger Works® to our restaurant base and acquired one franchised Red Robin® restaurant in fiscal 2015.

  •
  We repurchased $40.0 million of our common stock in fiscal 2015 under our stock repurchase program, thereby returning cash to our stockholders.

  •
  For the past five years, our cumulative total shareholder return on our common stock has shown marked improvement and compares favorably with the cumulative total return over the same period for the Russell 3000 Index, the Bloomberg U.S. Full Service Restaurant Index, and a Peer Composite made up of our peer group restaurants.

        We continue to make progress strengthening the fundamentals of our business and improving our performance. We have identified and continue to pursue opportunities that will:

  •
  drive strong financial performance through increasing guest traffic and revenues,

  •
  improve operational efficiencies and expense management, and

  •
  expand our restaurant base.

2015 Compensation

        The table below sets forth the 2015 compensation for our named executive officers:

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen E. Carley	750,000	389,960	779,996	1,879,344	20,490	3,819,970
Chief Executive Officer
Stuart B. Brown	357,000	99,940	199,912	557,303	15,806	1,229,961
EVP & Chief Financial Officer
Denny Marie Post	392,700	98,143	196,330	548,728	13,309	1,249,210
President
Cathy Cooney	305,000	120,967	121,976	388,360	15,525	951,828
SVP & Chief People Officer
Michael L. Kaplan	335,000	53,562	107,192	288,615	13,455	797,824
SVP & Chief Legal Officer

        See "Compensation Discussion and Analysis—2015 Executive Compensation Tables" and accompanying footnotes and narratives for additional information about the 2015 compensation for each named executive officer.

Independent Auditors (Proposal No. 3)

        The board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending December 25, 2016. See "Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm" in this proxy statement for more information about this proposal.

PROXY STATEMENT

        The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Thursday, May 19, 2016, beginning at 8:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of eight directors, all of whom are independent except our CEO. The board of directors may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

        The directors elected at this annual meeting will serve in office until our 2017 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect that each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

        In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

        The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the director nominees standing for re-election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Robert B. Aiken, 53

Director Since: March 2010
Committees:

• Compensation (Chair)
• Nominating and Governance
Other Public Company Board Service:
Essendant Inc. (February 2015-present)
Recent Past Public Company Board Service:
Essendant Inc. (December 2010-May 2014)	Mr. Aiken is currently serving as President and Chief Executive Officer of Essendant Inc., formerly United Stationers Inc., and has served in that role since May 2015. Mr. Aiken served as the Chief Executive Officer of Feeding America, a 501(c)(3) hunger relief charity organization, from December 2012 until May 2015. Mr. Aiken was previously the Chief Executive Officer of the food company portfolio at Bolder Capital, a Chicago-based private equity firm, from February 2012 to December 2012 and from February 2010 to January 2011. Mr. Aiken was a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm, from January 2011 to February 2012. Prior to entering the private equity business in February 2010, Mr. Aiken served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005. Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then with Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in management, operations, and logistics, as well as an understanding of the dining industry through his service at USF. In light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.

Stephen E. Carley, 63

Director Since: September 2010
Other Public Company Board Service:
Harte-Hanks (March 2013-present)
Recent Past Public Company Board Service:
EPL Intermediate, Inc., an affiliate of El Pollo Loco (publicly traded debt) (2004-2010)	Mr. Carley joined the Company as Chief Executive Officer and as a director in September 2010. Prior to joining the Company, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, Inc., a privately held restaurant company headquartered in Costa Mesa, California. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo, Inc., and the Taco Bell Group. Mr. Carley holds a master's degree with a concentration in marketing from Northwestern University and a bachelor's degree in finance from the University of Illinois in Urbana, Illinois.

Mr. Carley brings to the Company and the board of directors, among his other skills and qualifications, extensive restaurant industry experience and valuable executive leadership, which he gained as a chief executive officer of a corporation with significant, large-scale operations. He has extensive knowledge and understanding of the restaurant industry, marketing and brand management in domestic and international markets, as well as significant insight into and experience with franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Carley should continue as a member of our board.

Cambria W. Dunaway, 53

Director Since: June 2014
Committees:

• Nominating and Governance (Chair)
• Finance
Other Public Company Board Service:
Nordstrom FSB (2014-present)
Marketo (2015-present)
Recent Past Public Company Board Service:
Brunswick Industries (2006-2014)	Ms. Dunaway served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and remains as an advisor to the company. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway brings to the board of directors, among other skills, more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and package goods. She brings experience in the areas of marketing strategy, communications, data analytics, loyalty, digital transformation, and governance. In light of the foregoing, our board of directors has concluded that Ms. Dunaway should continue as a member of our board.

Lloyd L. Hill, 72

Director Since: March 2010
Committees:

• Audit
• Compensation
Other Public Company Board Service:
AMC Entertainment, Inc. and its parent company AMC Entertainment Holdings, Inc. (December 2013-present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (1989-2007)	Mr. Hill is the former Chairman and CEO of Applebee's International, Inc. (Applebee's), based in Overland Park, Kansas. Mr. Hill joined Applebee's as Chief Operating Officer in January 1994, and was named President in December 1994. He became Co-Chief Executive Officer in January 1997; Chief Executive Officer in January 1998; and was elected Chairman of the Board in May 2000. Mr. Hill first began serving on Applebee's board as an independent director in 1989 and served until November 2007. Mr. Hill retired as Chief Executive Officer of Applebee's in September 2006. Prior to joining Applebee's, Mr. Hill served as President and Director of Kimberly Quality Care, a market leader in home healthcare and nurse personnel staffing. Mr. Hill received his master's degree in business administration from Rockhurst University in Kansas City, Missouri.

Mr. Hill brings to the board of directors, among his other skills and qualifications, executive leadership and operations skills developed from his years of experience as a leader of several companies. As Chairman and Chief Executive Officer of Applebee's, Mr. Hill substantially expanded Applebee's business while successfully maintaining relationships with Applebee's stockholders. Under Mr. Hill's leadership, Applebee's grew into the largest casual dining concept in the world, with nearly 1,900 restaurants in 49 states and 17 countries. In 2005, Mr. Hill was named by Institutional Investor magazine as one of America's Best CEOs and as one of the top-performing CEOs within the restaurant industry. Mr. Hill also brings deep knowledge of the casual-dining industry. In light of the foregoing, our board of directors has concluded that Mr. Hill should continue as a member of our board.

Richard J. Howell, 73

Director Since: September 2005
Committees:

• Audit (Chair)
• Compensation
Other Public Company Board Service:
Independent Trustee for the LKCM Funds (July 2005-present)
Other Board Service:
Board of Directors of NACD North Texas Chapter (2010-present)
Recent Past Public Company Board Service:
None	Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.

Mr. Howell brings to the board of directors, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence practices, mergers and acquisitions, and risk management. In his role as the head of the audit division, he gained experience with recruiting, personnel management, budgeting, and client development and management. As a public accountant, Mr. Howell worked with retail and manufacturing companies and developed experience working with supply chain, procurement, manufacturing processes, and inventory management. Mr. Howell's work with audit committees of numerous public reporting companies and his directorship roles have provided him with substantial experience in corporate governance. Mr. Howell is an NACD Board Leadership Fellow and was named to the 2015 NACD Directorship 100, an honor recognizing his knowledge, leadership, and excellence in corporate governance in the board room. In light of the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

Glenn B. Kaufman, 48 Director Since: August 2010 Committees: • Finance (Chair) • Compensation Other Public Company Board Service: None Recent Past Public Company Board Service: None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm, since January 2011. Prior to forming D Cubed, he consulted to boards, senior executives of operating businesses, and private investment firms from January 2009 to December 2010. Previously, he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising. He has approximately 20 years of experience as an active, engaged, private market investor. Mr. Kaufman has extensive restaurant, food service, franchising, healthcare, and retail expertise as a result of his investing and business activities at both the D Cubed Group and American Securities Capital Partners. In addition, Mr. Kaufman also has legal and business consulting expertise. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

Pattye L. Moore, 58

Director Since: August 2007 (Board Chair since February 2010)
Committees:

• Audit
• Nominating and Governance
Other Public Company Board Service:
ONEOK (2002-present)
ONEGAS, Inc. (January 2014-present)
Recent Past Public Company Board Service:
Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, brand and concept development, and public relations experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

Stuart I. Oran, 65

Director Since: March 2010
Committees:

• Audit
• Finance
Other Public Company Board Service:
FCB Financial Holdings, Inc. (2010-Present)
OHA Investment Corporation (2014-present)
Recent Past Public Company Board Service:
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)
Spirit Airlines (2004-2015)	Since 2011, Mr. Oran has been a partner at Liberty Hall Capital Partners, a private equity firm focused on the aerospace and defense sectors. Mr. Oran is also the co-founder of FCB Financial Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. Mr. Oran founded Roxbury Capital Group LLC in 2002 and was its managing member until December 2011. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

Vote Required

        Proposal No. 1 requires the approval of a majority of the votes cast for each director.

Board Recommendation

        Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board of directors seeks to ensure that good governance and responsible business practices are part of our culture and values. To ensure that we achieve this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

        Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated some of this responsibility to the nominating and governance committee. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies;

  •
  identification and development of potential internal candidates;

  •
  formal assessment processes to evaluate such potential internal candidates and their development; and

  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

        The nominating and governance committee and the board work closely with management to ensure that development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Mr. Carley and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

        Mr. Carley regularly meets with the full board on his performance, and his annual performance evaluation is conducted under the oversight of the compensation committee. Mr. Carley conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

        At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

        The board and management believe that the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility, and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand and consider the issues that matter most to our stockholders;

  •
  share and discuss our strategy and objectives; and

  •
  assess stockholder feedback and any emerging issues related to our governance practices, business, operations, or compensation.

        This approach has resulted in our receiving essential input and additional perspectives from our stockholders. We regularly engage with our stockholders through attendance at investor conferences, issuance of press releases and other stockholder communications, and individual meetings throughout the year.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past several years.

        Highlights of our governance program include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

        We believe that having a non-executive, independent board chair is in the best interests of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Mr. Carley to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

        Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the

Company. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures that the board or a designated committee is monitoring the identification, assessment, and mitigation of significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of our directors, except our CEO, Mr. Carley, qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market® ("NASDAQ") listing standards. Pursuant to these rules, only independent directors are appointed to the board's audit committee, compensation committee, and nominating and governance committee. Currently, all members of each of our board committees are independent in accordance with SEC rules and NASDAQ listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

Director Attendance

        The board of directors held eleven meetings in 2015, including five in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2015. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors attended our 2015 annual meeting.

Committees of the Board of Directors

        Our board of directors has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

        Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Stockholder Submission of Director Nominees

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

        The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, vice president of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        For 2015, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

Review, Approval, or Ratification of Transactions with Related Persons

        The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction, and

  •
  consider all of the relevant facts and circumstances available to the committee.

        After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, Robert B. Aiken, Lloyd L. Hill, Richard J. Howell, and Glenn B. Kaufman each served as members of the Company's compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

Director Compensation

        Set forth below are the elements of our director compensation for 2015, which were changed slightly from 2014. In particular, the committee eliminated director meeting fees for 2015, rolling the amounts typically received in meeting fees into the annual retainer, which was increased from $40,000 to $70,000. The change was made to ease administrative burden with respect to the payment of director cash compensation and to better align the Company's practices with those of its peer group. We use the same peer group for director compensation as we do for our executive compensation (see "Compensation Discussion and Analysis—Executive Compensation Decision-making—Benchmarking" for a list of our peer restaurants). We target the 75th percentile of those peers for our director compensation.

Annual Retainer	Each non-employee director of the Company received an annual retainer of $70,000, payable in substantially equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in substantially equal quarterly installments:
	Chair of the board	$48,000*
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$ 7,500
	Chair of finance committee	$10,000
	*The compensation committee increased the board chair retainer from $48,000 to $85,000 effective January 1, 2016 based on market data and the recommendation of its compensation consultant.

Equity Awards	Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified stock option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2015, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year. The one year vesting term is consistent with the Company's declassification of its board of directors with annual elections for one-year terms in accordance with governance best practices.

2015 Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken	80,500	—	109,934	—	190,434
Cambria W. Dunaway	74,000	—	109,934	—	183,934
Lloyd L. Hill	90,500	—	109,934	—	200,434
Richard J. Howell	93,000	—	109,934	—	202,934
Glenn B. Kaufman	85,000	—	109,934	—	194,934
Pattye L. Moore	125,000	—	109,934	—	234,934
Stuart I. Oran	76,500	—	109,934	—	186,434

(1)
Each director was awarded 1,315 restricted stock units in May 2015. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $83.60 per share for all directors. All such restricted stock units are subject to vesting in full on the first anniversary of the date of grant, unless earlier vested per the terms of the award agreement or the Company's Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan").

(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2015 did not exceed $2,500 per director.

        As of the end of the fiscal year 2015, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

	Options	Restricted Stock Units
Robert B. Aiken	5,000	3,023
Cambria W. Dunaway	5,000	2,242
Lloyd L. Hill	5,000	3,023
Richard J. Howell	7,500	3,023
Glenn B. Kaufman	0	3,023
Pattye L. Moore	1,500	3,023
Stuart I. Oran	5,000	3,023

Director Stock Ownership Guidelines

        The compensation committee has had stock ownership guidelines in place for non-employee directors since March 2009 (see "Compensation Discussion and Analysis—Executive Compensation Policies and Guidelines—Executive Stock Ownership Guidelines" for discussion of the ownership guidelines for executive officers). The current ownership guidelines require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All of our directors are currently in compliance or on track to be in compliance with the minimum ownership threshold.

        The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 21, 2016, valued at the acquisition dates pursuant to our director stock ownership guidelines:

Director	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
Robert B. Aiken	5x Retainer	$350,000	$859,375
Cambria W. Dunaway	5x Retainer	$350,000	$210,990	(1)
Lloyd L. Hill	5x Retainer	$350,000	$811,954
Richard J. Howell	5x Retainer	$350,000	$988,257
Glenn B. Kaufman	5x Retainer	$350,000	$728,752
Pattye L. Moore	5x Retainer	$350,000	$761,823
Stuart I. Oran	5x Retainer	$350,000	$474,173

(1)
To be achieved by June 2019.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

STOCK OWNERSHIP INFORMATION

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 14,111,099 shares of common stock outstanding as of March 21, 2016.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 21, 2016. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	1,298,870	9.20%
T. Rowe Price Associates, Inc.(2)	1,252,363	8.88%
RS Investment Management Co. LLC(3)	1,187,185	8.41%

(1)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 27, 2016. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,261,553 shares and sole dispositive power over 1,298,870 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10055.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 10, 2016. The reporting person is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G/A discloses that the reporting person has sole voting power over 258,630 shares and sole dispositive power over 1,252,363 shares. T. Rowe Price Associates, Inc. has indicated that these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purpose of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the reporting person is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)
This disclosure is based on Schedule 13G filed with the SEC on February 12, 2016. The reporting person is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G discloses that the reporting person has sole voting power over 1,148,765 shares and sole dispositive power over 1,187,185 shares. The filing also reports that the clients of RS Investment Management Co. LLC, including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and that at the time of the filing RS Small Cap Growth Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 819,114 shares, or 5.80% of the total number of shares of common stock of the Company outstanding as of March 21, 2016. The address of this reporting person is 6 One Bush Street, Suite 900, San Francisco, CA 94104.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 21, 2016 by:

  •
  each of our directors, including the board's nominees for election,

  •
  each named executive officer set forth in the Summary Compensation Table, and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Stephen E. Carley(2)	183,744	1.29%
Stuart B. Brown(3)	44,653	*
Denny Marie Post(4)	28,535	*
Cathy Cooney(5)	7,012	*
Michael L. Kaplan(6)	2,893	*
Robert B. Aiken(7)	18,370	*
Cambria W. Dunaway(8)	5,047	*
Lloyd L. Hill(9)	16,870	*
Richard J. Howell(10)	25,245	*
Glenn B. Kaufman(11)	18,117	*
Pattye L. Moore(12)	21,025	*
Stuart I. Oran(13)	7,000	*
Directors and Current Executive Officers as a group (14 persons)(14)	381,239	2.66%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 21, 2016, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. We do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 1,000 shares held directly by Mr. Carley, 34,552 shares of common stock held indirectly by the Carley Family Trust, and 148,192 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(3)
Consists of 17,216 shares held directly by Mr. Brown and 27,437 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(4)
Consists of 1,856 shares of common stock held directly by Ms. Post and 26,679 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(5)
Consists of 2,272 shares of common stock held directly by Ms. Cooney and 4,740 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(6)
Consists of 441 shares of common stock held directly by Mr. Kaplan and 2,452 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(7)
Consists of 13,370 shares of common stock held indirectly by the Robert B. Aiken Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(8)
Consists of 464 shares of common stock held directly by Ms. Dunaway and 4,583 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(9)
Consists of 9,870 shares of common stock held directly by Mr. Hill, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(10)
Consists of 17,745 shares of common stock held directly by Mr. Howell, and 7,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(11)
Consists of 18,117 shares of common stock held directly by Mr. Kaufman.

(12)
Consists of 19,525 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 1,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(13)
Consists of 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

(14)
Includes 240,074 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2016.

Equity Compensation Plan Information

        We maintain three equity based compensation plans—the 2004 Performance Incentive Plan (the "2004 Plan"), the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), and the Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 27, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2004 Plan	3,000	$42.93	0
2007 Plan	391,923	$46.06	737,080
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	394,923	$46.04	737,080	(1)

(1)
Of the aggregate number of shares that remained available for future issuance as of December 27, 2015, 48,069 shares were available for issuance under the ESPP and 689,011 shares were available for issuance under the 2007 Plan. Any shares subject to options granted under the 2004 Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 2004 Plan.

COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2015, our named executive officers were:

  •
  Stephen E. Carley, Chief Executive Officer

  •
  Stuart B. Brown, Executive Vice President and Chief Financial Officer

  •
  Denny Marie Post, President

  •
  Cathy Cooney, Senior Vice President and Chief People Officer

  •
  Michael L. Kaplan, Senior Vice President and Chief Legal Officer

Overview

        Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily develops, operates, and franchises casual-dining restaurants and fast-casual restaurants in North America and focuses on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. We take pride in crafting craveable burgers, welcoming experiences, and genuine connections for everyone who comes into our Red Robin restaurants. We are committed to delivering superior experiences for our guests which we believe will lead to operating and financial results greater than our casual dining peers. We have identified and continue to search for opportunities that will drive strong financial performance through increasing guest traffic and revenue, improving operational efficiencies, and expense management, enhancing our restaurant environments, and expanding our restaurant base. We have built short-term and long-term strategies and initiatives around these opportunities to optimize returns through allocation of our capital. These strategies and initiatives include:

  •
  Increasing guest engagement to drive profitable guest traffic and sales in our restaurants through greater frequency of visits and increasing our average guest check;

  •
  Improving operational efficiencies and expense management through several initiatives designed to reduce costs and improve efficiencies throughout our organization; and

  •
  Expanding our footprint through disciplined deployment of capital to both grow the brand and maximize long-term stockholder returns by optimizing the return on our capital investments, including development of new restaurants and restaurant remodels.

        We believe these initiatives also comprise the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

        Our executive compensation program supports this focus through several key objectives:

  •
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  •
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable or excessive risk-taking; and

  •
  Paying for superior results through a program that incents and rewards for achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

 2015 EXECUTIVE SUMMARY

        Following is an executive summary of our 2015 executive compensation program:

Compensation Philosophy

  •
  Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.

Pay Elements

  •
  Our executive compensation program is comprised of three primary elements: base salaries, annual cash incentives, and long-term incentives that include both cash awards on three-year performance cycles and equity awards (stock options and restricted stock units). Financial metrics used for the annual performance-based bonus and long-term cash incentive grants are linked to the Company's strategic business plans.

  •
  Between 65% and 79% of our named executive officers' compensation is made up of either annual cash incentives or long-term incentives.

Setting Compensation

  •
  Executive compensation decisions are made by our independent compensation committee.

  •
  When making compensation decisions, our independent compensation committee receives input from its independent compensation consultant (Aon Hewitt) and also receives input from our CEO. Our compensation committee also reviews benchmarking data at the 50th to 75th percentile of the compensation paid by a peer group of restaurant companies selected by the independent compensation committee.

Company Performance in 2015

  •
  2015 corporate performance was once again strong, with year-over-year annual revenues increasing by 9.7% to approximately $1.3 billion.

  •
  Our stock price has increased by approximately 186% since 2011, beginning 2011 around $21 per share and beginning 2016 around $60 per share.

2015 Compensation Highlights

  •
  The compensation committee did not make significant structural changes to our executive compensation program for 2015. We believe this is consistent with the wishes of our stockholders, who have expressed overwhelming support (greater than 99% of votes cast) for our executive compensation program at each of our last three annual "say on pay" advisory votes.

  •
  After assessing our total compensation and peer compensation levels, the compensation committee chose not to increase the base salary levels of our named executive officers in 2015. Instead, the committee determined to increase performance-based pay where appropriate.

  •
  The structure of our annual performance-based cash incentive program remained the same in 2015.

  •
  Mr. Brown and Ms. Post's short term incentive targets were increased from 70% to 80% of salary for 2015 based on market information and their performance.

    •
    Based on the achievement of pre-set company EBITDA and guest count goals for 2015, our named executive officers received a payout of their annual performance-based cash incentive at approximately 123.1% of target (compared to 114.9% in 2014).

  •
  The structure of our long-term incentive program opportunities for executives remained the same in 2015, with 40% of long-term incentives delivered in the form of stock options, 20% delivered in the form of restricted stock units, and 40% delivered in the form of long-term cash incentives.

  •
  Certain of our executive officers' long-term incentive targets as a percent of salary were increased based on updated market information and individual performance. Mr. Carley's target increased from 240% to 260%, Mr. Brown's from 115% to 140%, Ms. Post's from 110% to 125%, and Ms. Cooney from 80% to 100%.

  •
  Based on the achievement of pre-set company EBITDA and return on invested capital goals, the payout of our long-term cash incentives for the 2013-2015 performance period was 128.6% of target (compared to 79.2% for the 2012-2014 performance period).

Governance Standards and Compensation Best Practices Currently in Effect

  •
  Direct retention by the compensation committee of its independent compensation consultant, Aon Hewitt.

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  Stock ownership guidelines for our executive officers, each of whom complied with the applicable ownership guidelines as of December 27, 2015.

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  No excise tax gross ups.

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  Relatively modest executive perquisites, and no excessive executive only-perquisites such as security systems, financial planning, or vacation homes.

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  Double trigger or attainment of performance targets required for equity vesting upon change in control.

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  No repricing of underwater options without stockholder approval.

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  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

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  Clawback policy for the return of certain incentive compensation received by executives.

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  Annual advisory stockholder vote to approve the Company's executive compensation.

2015 Performance

        Mr. Carley joined the Company in late 2010 as chief executive officer. Under Mr. Carley's direction, we have pursued a course of performance improvement designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals. For the past five years, we have experienced significant improvement in our operating performance. Highlights of our improved performance are set forth below. Note that all of the fiscal years noted were comprised of 52 weeks except for our 2012 fiscal year, which was comprised of 53 weeks due to our fiscal calendar (we experience a 53rd week every 5th or 6th fiscal year).

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  Annual revenues were $1.3 billion in 2015, an increase of 9.7% over 2014. This follows a series of increases in annual revenues over the preceding three fiscal years with an average annual growth rate of 7.9% (including a 53rd week in 2012).

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  Since 2010, our average annual comparable restaurant revenue growth rate has been 2.5%. Comparable restaurants are those Company-owned restaurants that have achieved five full quarters of operations during the period presented, and such restaurants are only included in our comparable metrics if they are comparable for the entirety of the periods presented.

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  We achieved consistent adjusted EBITDA growth over the past four years. In addition, net cash provided by operating activities was $140.9 million in 2015, an increase of 14% over 2014 and an increase of 47% over 2011.

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  Since 2011, we have continued our strong earnings per share (EPS) growth as set forth in the bar graph below.

Annual RRGB Diluted GAAP Earnings Per Share

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  As represented in the bar graph below, our stock price has steadily increased since Mr. Carley joined our Company as chief executive officer in September 2010. Since 2010, our stock price has increased from a high in the mid $20s to around $60 per share.

RRGB Avg. Stock Highs & Lows

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  For fiscal year 2015, our guest traffic exceeded the casual dining sector by approximately 130 basis points as reported by Black Box Intelligence, which produces a financial benchmarking report for the restaurant industry. We continued to gain market share and, based on Black Box Intelligence reports, we have outperformed the industry in traffic in 12 of the last 15 quarters.

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  We added 21 Red Robin® restaurants and three Red Robin Burger Works® to our restaurant base and acquired one franchised Red Robin® restaurant in fiscal 2015.

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  We remodeled 157 Company-owned Red Robin® restaurants to our new brand standards in fiscal 2015.

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  We returned cash to stockholders in the form of share repurchases during the last five years. Over the past five years, we have repurchased over $129.2 million or approximately 22.7% of shares outstanding, including $40.0 million repurchased during 2015. In February 2016, our board of directors re-authorized up to $100 million in share repurchases.

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  As represented in the chart below, for the past five years, our cumulative total shareholder return on our common stock has shown marked improvement and compares favorably with the cumulative total return over the same period for the Russell 3000 Index, the Bloomberg U.S. Full Service Restaurant Index, and a Peer Composite made up of our peer group restaurants (see "Compensation Discussion and Analysis—Executive Compensation Decision-making—Benchmarking" for a list of our peer restaurants). The comparison assumes $100 was invested on December 31, 2010 in the Company's common stock and in each of the indices (including reinvestment of dividends based on calendar years ending December 31 for purposes of comparability).

Five-Year Indexed Share Price Performance(1)

		Fiscal Years
	12/26/2010	2011	2012	2013	2014	2015
RRGB	$100.00	$133.47	$155.19	$346.75	$352.33	$285.11
Russell 3000	100.00	101.02	114.19	153.59	174.90	173.97
Bloomberg Full Service	100.00	100.33	115.44	172.43	194.61	177.65
Peer Index	100.00	111.76	120.56	199.39	235.15	221.76

(1)
Peer Composite includes: BAGL, BH, BJRI, BOBE, BWLD, CAKE, CBRL, DENN, DIN, DPZ, EAT, FRGI, IRG, NDLS, PZZA, RT, RUTH, SONC, TAST, TXRH and WEN. Note: BAGL has been excluded from the data set staring in fiscal year 2014 due to its take private transaction.

Source:
Capital IQ and Bloomberg as of December 24, 2015

Executive Compensation Decision-making

        The compensation committee determines target total direct compensation for named executive officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the committee also approves special awards and relatively modest perquisites. When determining target total direct compensation, the committee considers the following:

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  Company performance and our pay for performance compensation program design.

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  Benchmarking data for our restaurant peer group at various levels between the 50th and 75th percentile for target total direct compensation (base salaries, short-term incentives, and long-term incentives) for the peer group, based on disclosure in peer proxies and other applicable survey data.

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  Individual performance and areas of responsibility relative to the market data.

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  Compensation relative to other executive officers in the Company.

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  Advice from the committee's independent compensation consultant.

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  The CEO's recommendations with respect to the compensation of the executives who report directly to him, including the other named executive officers.

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  Whether our compensation program encourages unnecessary or excessive risk taking.

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  Results of the Company's say-on-pay votes in prior years.

Pay for Performance Alignment

        Our compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Accordingly, a significant portion of our named executive officers' compensation, excluding base salary, is incentive based, and is comprised of performance-based short-term and long-term awards. Such compensation therefore varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved for cash-based incentives, or loss of value if our performance does not drive increases in our stock price. Financial measures such as EBITDA (earnings before interest, taxes, depreciation, and amortization) and ROIC (return on invested capital) used for the annual bonus and cash incentive grants are linked to the Company's strategic business plans that are reviewed and approved by our board of directors. Minimum financial targets must be achieved for any payouts of cash to be made under both the annual bonus and long-term incentive grants. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

        The compensation committee believes that the annual incentives (which are generally based on annual Company EBITDA or other financial targets) and the long-term incentives (the cash portions of which are currently based on three-year cumulative EBITDA and ROIC targets) place a large portion of the executive's pay at risk because such pay will fluctuate or vary in value based upon the level of performance achieved by the Company. Because incentive awards are performance-based, they are at risk of forfeiture or reduced payout if performance goals are not achieved. Moreover, long-term equity awards are at risk of forfeiture if the executive does not remain with the Company until the equity vests, and are at risk of reduced realized value based upon Company stock price at the date of exercise.

        Risk Profile of 2015 Named Executive Officer Compensation.    In 2015, "at-risk" pay (subject to forfeiture or partial or complete loss of value) made up 79% of total compensation for CEO Stephen Carley and 65% of total compensation for the other named executive officers as a group and included short-term and long-term incentives. Short-term incentive pay, aligned with achievement of annual business results based on EBITDA, comprised 25% and 26% of our CEO's and other named executive officers' total compensation opportunity, respectively. Long-term incentive ("LTI") awards that are designed to maximize retention and to link compensation to the Company's long-term stock price performance comprised 54% and 39% of our CEO's and other named executive officers' total compensation, respectively. LTI awards are based on achievement of longer-term business goals adopted as part of our multi-year strategy.

        The charts below reflect the portion of the executives' 2015 compensation that is considered at risk, or subject to forfeiture or partial or complete loss of value.

CEO

Other Named Executive Officers

        The charts above assume that at-risk portions of pay at the beginning of 2015 included the 2015 annual cash bonus opportunities (annual short-term bonus incentive) and the long-term incentive grant (40% long-term incentive cash, 40% restricted stock units, and 20% options). The charts above assume payout of annual cash bonus and long-term cash incentives at 100% target levels.

Benchmarking

        Restaurant Peer Group.    Restaurant peer group companies are selected by the compensation committee upon recommendation of its compensation consultant, Aon Hewitt, and are based on their similarity to us with respect to several criteria, including revenue, size, and scope. Specifically, peers include U.S. public companies within the restaurant industry that have similar revenue and market value.

        The peer group used for 2015 compensation benchmarking consists of the 21 restaurant companies identified in the chart below. The Company ranked in the 53rd percentile for its peer group in sales and 46th percentile in market value based on Aon Hewitt compensation analysis conducted in 2014.

Einstein Noah Restaurant Group, Inc. was subsequently removed from the peer group when it went private in 2014.

Peer Group
Biglari Holdings, Inc.	Einstein Noah Restaurant Group, Inc.
BJ's Restaurants, Inc.	Fiesta Restaurant Group, Inc.
Bob Evans Farms, Inc.	Ignite Restaurant Group, Inc.
Brinker International, Inc.	Noodles & Company
Buffalo Wild Wings, Inc.	Papa John's International, Inc.
Carrols Restaurant Group, Inc.	Ruby Tuesday, Inc.
The Cheesecake Factory, Inc.	Ruth's Hospitality Group, Inc.
Cracker Barrel Old Country Store, Inc.	Sonic Corp.
Denny's Corporation	Texas Roadhouse, Inc.
DineEquity, Inc.	The Wendy's Company
Domino's Pizza, Inc.

        2015 Compensation.    Annual total direct compensation for 2015, which is comprised of base salaries and annual bonus opportunity, together with long-term incentives, was targeted at approximately the 60th percentile of our peer group (the sum of median total cash and 65th percentile long-term incentives). Although total direct compensation is targeted above the median for our peer group, realization of that level of compensation occurs only upon achievement of both the short and long-term performance results.

Independent Compensation Consultant

        The compensation committee has retained Aon Hewitt as its independent compensation consultant. Aon Hewitt assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. Aon Hewitt also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated Aon Hewitt's independence as its compensation consultant by considering each of the independence factors adopted by NASDAQ and the SEC. Based on such evaluation, the compensation committee believes that no conflict of interest exists that would prevent Aon Hewitt from independently representing the compensation committee.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

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  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

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  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

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  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

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  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

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  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

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  payouts under our annual and long-term incentive compensation plans are capped;

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  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;

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  executives are subject to robust stock ownership guidelines;

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  executives are subject to anti-hedging policies with respect to our common stock;

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  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and

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  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

        The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Consideration of Prior Say on Pay Votes

        At our 2015 annual meeting of stockholders, holders of approximately 99.0% of the votes cast on such proposal approved the advisory vote ("Say on Pay") on the 2014 compensation of our named executive officers, which was consistent with the level of support we received in 2014 and 2013, when 99.5% and 99.4%, respectively, of stockholders voted for our "Say on Pay" proposal.

        We believe the level of support we received from stockholders for the last three years was driven in part by our sustained and continued improvement in performance and our commitment to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Based on our Say on Pay results, the compensation committee did not make significant structural changes to our executive compensation program for 2015. The compensation committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

        Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually, and adjusts them from time to time to account for relevant factors such as market changes, as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews his salary recommendations for our executives.

Incentive-Based Compensation

        For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and time and tenure. Each type of metric serves a different purpose. The short-term (annual bonus) and the cash component of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment is earned or made. The equity portion of the grants vests ratably over four years. The time-based vesting of the restricted stock units, a comparatively lesser portion of the total long-term incentive awards, is used primarily for retention purposes and to encourage stock ownership by executives, thereby aligning their interests with our stockholders. The stock options vest over time, but require improved stock price performance to realize value.

        Annual Performance-Based Incentive (Cash Bonus).    Annual performance-based cash bonuses are intended to reward achievement of short-term operating goals and financial performance that are incremental to long-term, sustained creation of stockholder value. Our annual bonuses are established with reference to the annual portion of our multi-year strategic plan and, although measured in one-year increments, are designed to tie each year's results into a long-term target. As the Company's business evolves and develops, the long-term targets may be revised with concurrent impact on each year's annual planning. Generally, the annual performance metrics are financial-based measures that the compensation committee believes are highly correlated to our strategic goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

        Each of our executives is eligible to receive an annual cash bonus based on achievement of certain performance objectives, predominantly based on annual EBITDA. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The EBITDA goal is intended to be a "stretch" goal, or challenging target, and is meant to encourage superior performance. The 2007 Plan and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA for non-cash, non-recurring, or unusual items. The compensation committee approves the annual bonus program based on achievement of a predetermined range of minimum threshold, target, and maximum-level EBITDA and approves payout of the bonuses, if any, following review of actual results. Bonuses are based on a percentage of the executive's salary and are set based on market and peer comparisons, and the corresponding dollar payout value varies up or down depending on the actual EBITDA performance level. Bonuses are not payable at all if the minimum threshold of EBITDA is not achieved. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. The compensation committee may add or substitute performance measures in future plans. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation. Prior to 2016, cash incentive awards were granted and paid pursuant to the 2007 Plan. Beginning in 2016, cash incentive awards will be awarded and paid pursuant to the Cash Incentive Plan.

        In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements, or to address other special situations.

        Long-Term Performance-Based Incentives.    The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to peer restaurant compensation practices. The compensation committee believes that a mix of performance and time-based cash and equity incentives provides an element of performance risk for executives and encourages equity ownership, thereby aligning the interests of executive officers with our stockholders.

        Long-term incentive grants consist of equity awards, typically in the form of restricted stock units and stock options, and a long-term cash incentive component. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation

(including three-year performance targets) is designed to ensure that the execution of our strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

        Currently, the long-term incentive awards for executives consist of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% performance-based cash component. We use stock options to align the interests of our executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance). We use restricted stock units to help retain our executives and further align their interests with our stockholders. The cash component is payable if cumulative EBITDA or ROIC targets are achieved over a three-year performance period. The cumulative EBITDA and ROIC long-term incentive cash metrics are independent of each other. The compensation committee selected a target earnings metric (cumulative EBITDA) and a return metric (ROIC) in the design of the long-term incentive cash design to achieve a balance between profitability and growth, and to effectively reward both. Both the EBITDA goal and the ROIC goal are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance. The 2007 Plan and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA or ROIC for non-cash, non-recurring, or unusual items. While there is some overlap with a metric in our annual performance-based cash bonuses and long-term incentive cash awards (EBITDA), the compensation committee believes this is appropriate because the annual performance-based cash bonus is focused on earnings in a particular year, whereas the three-year cumulative EBITDA used in the long-term incentive program is focused on progress over the three-year performance period and can be measured at any point in the performance period. The longer term nature of the long-term incentive cash program links performance to our multi-year strategic plan and growth objectives and encourages management's collaboration on strategic initiatives. Equity incentive awards are currently paid pursuant to the 2007 Plan, and cash incentive awards will be awarded and paid pursuant to the Cash Incentive Plan beginning in 2016.

Employee Benefits

        We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.

Modest Perquisites

        We offer relatively few perquisites to our executives, but we do provide certain benefits such as car allowances and meal allowances to our named executive officers and certain other employees. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements.

Summary of 2015 Compensation Activity

Base Salary

        During 2015, the compensation committee did not make any changes to named executive officer salaries, instead opting to increase the performance based compensation targets of certain of our named executive officers. Named executive officer salaries for 2015 are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, Company performance, individual contributions, CEO recommendations for his direct reports, and other relevant matters.

Named Executive Officer	Salary
Stephen E. Carley, Chief Executive Officer	$750,000
Stuart B. Brown, Executive Vice President and Chief Financial Officer	$357,000
Denny Marie Post, President	$392,700
Cathy Cooney, Senior Vice President and Chief People Officer	$305,000
Michael L. Kaplan, Senior Vice President and Chief Legal Officer	$335,000

        Each of Mr. Carley, Mr. Brown, Ms. Post, and Mr. Kaplan has an employment agreement with the Company, the terms of which are discussed below under "Executive Employment Agreements."

Incentive-Based Compensation

        2015 Annual Performance-Based Cash Incentives.    For 2015, annual performance-based cash bonuses were contingent upon achievement of an annual Company EBITDA target to focus our efforts on continuing to improve performance and maximizing stockholder returns. In fiscal year 2015, we continued to realize significant movement toward these goals, reporting increased revenues and net income in fiscal 2015 over 2014 and 2013 and sustainable cost reductions. We view these achievements as progress toward establishing best in class operations, profitability, and brand value.

        Target bonus opportunities under our annual performance-based cash incentive program are equal to a pre-established percentage of the employee's base salary. Actual bonuses are determined by comparing the Company's fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. Actual bonus amounts can range from 0% to 200% of the executive's target bonus opportunity based on achievement of EBITDA ranging from 90% to 120% of the target level of EBITDA for the year. For 2015, the EBITDA target was $139.5 million and we achieved 102.7% of the EBITDA target based on our 2015 EBITDA of approximately $143.2 million, which resulted in a payout of 113.4% (prior to adjustment for guest traffic discussed below). For purposes of calculating our 2015 bonus, EBITDA, as defined in the Company's earnings releases filed with the SEC on Form 8-K, is adjusted for unusual or nonrecurring items including incremental gift card breakage revenue, Worker Opportunity Tax Credit ("WOTC") renewal revenue, and impairments. Such adjustments were approved by the compensation committee.

EBITDA Target and Preliminary Bonus %

EBITDA Target Achieved		Bonus Payout as a % of Target

Below Minimum	<90%	0%

Minimum	90%	50%

Target	100%	100%

Actual	102.7%	113.4%

Maximum	≥120%	200%

        The 2015 annual performance-based cash bonus incentive also included a feature, if EBITDA of at least 100% of the target level was achieved, that allows for an increase in the amount up to 120% of the preliminary bonus amount based on achievement of guest traffic outcomes favorable to our casual dining peers as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry. Due to our achievement of above-target EBITDA performance goals in 2015, and above-

target guest traffic increases, eligible employees, including our executive officers, earned a bonus payout of 123.1% of target, as reflected in the tables below.

Guest Count Modifier and Final Bonus as % of Target

Guest Count Increment over Black Box		Guest Count Modifier Payout

Threshold	0.58%	101%

Actual	1.14%	108.5%

Maximum	≥2.00%	120%

Final Bonus as % of Target Bonus Opportunity

113.4%	× 108.5%	= 123.1%
(EBITDA %)	(Guest Count Modifier %)	(Total)

        The actual amounts of our 2015 annual performance-based cash incentives paid to our named executive officers in February 2016 for fiscal 2015 performance are as follows.

					Performance-Based Bonus Amount
Named Executive Officer	2015 Annualized Salary	Bonus at Target (% of Actual Salary)	$ Bonus at Target		Multiplied by Actual EBITDA Target Achieved (%)		Multiplied by Actual Guest Count Modifier Achieved (%)		2015 Actual Bonus	2015 Actual Bonus (% of Actual Salary)
S. Carley	$750,000	120%	$900,000	x	113.4%	x	108.5%	=	$1,107,690	147.7%
S. Brown	$357,000	80%	$285,600	x	113.4%	x	108.5%	=	$351,507	98.5%
D. Post	$392,700	80%	$314,160	x	113.4%	x	108.5%	=	$386,658	98.5%
C. Cooney	$305,000	70%	$213,500	x	113.4%	x	108.5%	=	$262,769	86.2%
M. Kaplan	$335,000	70%	$234,500	x	113.4%	x	108.5%	=	$288,615	86.2%

        2015 Long-Term Incentive ("LTI") Program.    The 2015 LTI grants made to named and other executive officers followed the same program design implemented in 2011 and used in 2012, 2013, and 2014. For our executives, the program consists of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% long-term cash incentive component measured by company performance over three years. It is intended that this program will continue annually in overlapping cycles.

        2015 Incentive Grants.    In February 2015, the Company made the following annual grants to our named executive officers in the form of LTI cash awards, options, and restricted stock units under the 2007 Plan. As described above, an executive's total target incentive is comprised of 40% long-term performance-based cash, 40% stock options, and 20% restricted stock units.

Named Executive Officer	Total Long Term Incentive Target Value ($)	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
S. Carley	1,950,000	780,048	25,701	4,776
S. Brown	499,800	199,954	6,587	1,224
D. Post	490,875	196,406	6,469	1,202
C. Cooney	305,000	122,036	4,019	747
M. Kaplan	268,000	107,246	3,532	656

        The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units is based on the grant date market value of the common shares.

        Long-Term Cash Portion.    The long-term cash portion of the performance plan is focused on operational metrics with a three-year performance period. The awards cliff vest at the end of a three-year performance cycle. Performance is measured over the three years based on a range of minimum threshold, target, and maximum level. There are two independent metrics used that provide an appropriate balance between capital efficiency and operational results. The first metric is cumulative EBITDA, which allows progress toward the EBITDA goal to be measured over three years. The second metric is three-year average ROIC, which recognizes that capital-related returns may take time to manifest. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric.

        The same LTI cash award metrics and methodology were implemented for years 2011 through 2015. It is currently intended that each subsequent annual plan will have similar three-year performance periods and vesting.

        At the end of 2015, the Company completed a three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2013 through fiscal 2015. The 2013 LTI cash awards represented 40% of the executive's total 2013 LTI award. Based on achievement of EBITDA and ROIC performance goals, our executive officers earned an LTI cash payout, as reflected in the summary compensation table and the tables below.

        For the 2013-2015 LTI cash incentive, our target (100%) level EBITDA objective was approximately $348.9 million. The range of EBITDA objectives to achieve a LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our EBITDA achievement for 2013-2015 was $350.5 million, which was 100.4% of the target EBITDA level, and generated a corresponding payout multiple of 102.0%. For purposes of calculating our 2013-2015 LTI cash payout, EBITDA, as set forth in the Company's earnings releases filed with the SEC on

Form 8-K, is adjusted for unusual or non-recurring items including acquisitions, asset impairments, costs related to Affordable Care Act, incremental gift card breakage revenue, the 2013 special discretionary bonus, executive transition, changes to the chief executive officer's equity incentive award retirement provisions, and WOTC renewal revenue, and is calculated using cumulative EBITDA for the years 2013-2015. Such adjustments were approved by the compensation committee.

EBITDA Target and Preliminary Payout %

EBITDA Target Achieved		Payout as a % of Target

Below Minimum	<90%	0%

Minimum	90%	50%

Target	100%	100%

Actual	100.4%	102.0%

Maximum	≥120%	200%

        Our target (100%) level ROIC objective for the 2013-2015 performance period was approximately 10.23%. The range of ROIC objectives to achieve a LTI cash payout based on ROIC was 90.2% of target ROIC for the minimum threshold level, and 107.8% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our ROIC achievement for 2013-2015 was 10.78%, which was 105.4% of the target ROIC level, and generated a corresponding payout multiple of 155.2%. For purposes of calculating our 2013-2015 LTI cash payout, ROIC is calculated by dividing the income from operations plus interest income, each as reported in our annual report on Form 10-K filed with the SEC, and is adjusted for unusual or non-recurring items including acquisitions, asset impairments, costs related to Affordable Care Act, incremental gift card breakage revenue, the 2013 special discretionary bonus, executive transition, changes to the chief executive officer's equity incentive award retirement provisions, and WOTC renewal revenue, for the years 2013-2015 by our average invested capital over the three years. Such adjustments were approved by the compensation committee.

ROIC Target and Preliminary Payout %

ROIC Target Achieved		Payout as a % of Target

Below Minimum	<90.2%	0%

Minimum	92.2%	20%

Target	100%	100%

Actual	105.4%	155.2%

Maximum	≥107.8%	180%

        The actual amounts of our LTI cash incentive paid to our named executive officers in February 2016 for fiscal 2013 through fiscal 2015 performance are as follows. Together, the overall performance of the EBITDA and ROIC metrics averaged a payout percentage of 128.6%.

		EBITDA-Based LTI Payout					ROIC-Based LTI Payout					Total LTI Cash Payout
Named Executive Officer	LTI Award at Target ($)	EBITDA Portion of LTI Award at Target (1/2 of total) ($)		Multiplied by Actual EBITDA Payout as a % of Target		EBITDA Based LTI Cash Award Payout ($)	ROIC Portion of LTI Award at Target (1/2 of total) ($)		Multiplied by Actual ROIC Payout as a % of Target		ROIC Based LTI Cash Award Payout ($)	EBITDA- Based LTI Payout + ROIC Based LTI Payout ($)
S.Carley	600,042	300,021	x	102.0%	=	306,021	300,021	x	155.2%	=	465,633	771,654
S.Brown	160,028	80,014	x	102.0%	=	81,614	80,014	x	155.2%	=	124,182	205,796
D.Post	126,026	63,013	x	102.0%	=	64,274	63,013	x	155.2%	=	97,796	162,070
C.Cooney	97,661	48,830	x	102.0%	=	49,806	48,830	x	155.2%	=	75,785	125,591
M.Kaplan(1)	—	—		—		—	—		—		—	—

(1)
Mr. Kaplan joined the Company in late 2013.

        Stock Options.    The stock options that were granted in 2015 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives.

        Restricted Stock Units.    The restricted stock units that were granted in 2015 vest ratably over four years on each anniversary date of the grant.

        Retirement Provisions Applicable to Mr. Carley.    In July of 2014, the compensation committee approved certain amendments to Mr. Carley's existing and future restricted stock unit and stock option award agreements. The amendments provide for the non-forfeitability of such awards upon Mr. Carley's death, disability, or retirement. Following such death, disability, or retirement, stock options would become exercisable in accordance with their existing, normal vesting schedules and would remain outstanding for the duration of their original terms. Affected restricted stock units would similarly be paid out in accordance with their original vesting schedules. Retirement, for purposes of these changes, means Mr. Carley's voluntary resignation when his age and whole years of service with the company equals or exceeds 67, provided that he is at least 58 years of age and has a minimum of 5 full years of service. Mr. Carley reached retirement age on September 13, 2015. The changes to Mr. Carley's restricted stock units and stock options are designed to maintain incentives for Mr. Carley as he approaches retirement age and to provide market competitive protections to Mr. Carley in the event of his death or disability. The compensation committee considered carefully these changes after soliciting input from its consultant, and concluded that the existing award structure (which would result in the forfeiture of awards upon retirement) may not provide a meaningful incentive to Mr. Carley as his career with the Company progresses, given that awards issued close in proximity to his expected retirement may be perceived as having little value based on their expected forfeiture. The committee believes that the amended structure, which provides for the non-forfeiture and the extended payout of such awards for several years following retirement, will appropriately incentivize and retain Mr. Carley (as the awards will become non-forfeitable upon his retirement), and will align Mr. Carley's interests with those of our stockholders, both during employment and thereafter, as his ability to garner value from these awards upon retirement will be directly linked not only to the Company's success during his continued tenure as chief executive officer, but also in subsequent years. The committee believes this alignment will encourage Mr. Carley's continued efforts toward the Company's long-term financial and business health, and to pursue appropriate succession planning activities if and when appropriate.

2016 Compensation Program

        Our 2016 compensation program has substantially the same key components and elements as our 2015 program.

Deductibility of Executive Compensation

        The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.

        Section 162(m) of the Internal Revenue Code generally limits the deductibility for tax purposes of compensation over $1 million paid by a publicly traded company to its named executive officers (other than the chief financial officer), unless such compensation qualifies as "performance-based compensation." Our annual performance-based cash bonuses, non-qualified stock options, and LTI cash awards are intended to comply with Section 162(m) such that compensation paid pursuant to such awards may be deductible by us, provided additional requirements are satisfied. While we consider deductibility as one factor in determining executive compensation, in some cases we may decide that it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.

Executive Compensation Policies and Guidelines

Executive Employment Agreements

        Each of Mr. Carley, Mr. Brown, Ms. Post, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment (both before and after a change of control of the Company). The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change of control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

        Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. (See "Corporate Governance and Board Matters—Director Stock Ownership Guidelines" in this proxy statement for ownership guidelines for directors). The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to hold during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. In 2014, the ownership guideline values were increased to five times base salary for our CEO, Mr. Carley, and three times base salary for the other executive officers. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors.

        The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 21, 2016, valued at the acquisition dates pursuant to our executive stock ownership guidelines:

Named Executive Officer	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
S. Carley	5x salary	$3,750,000	$5,757,593
S. Brown	3x salary	$1,071,000	$1,299,833
D. Post	3x salary	$1,178,100	$979,810
C. Cooney	3x salary	$915,000	$220,414	(1)
M. Kaplan	3x salary	$1,005,000	$109,796	(2)

(1)
To be achieved by July 2018.

(2)
To be achieved by October 2018.

Compensation Clawback Policy

        In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements.

        In July 2015, the SEC proposed new rules that would direct the national securities exchanges and associations to establish listing standards that would, among other things, require listed companies to develop and enforce recovery policies that, in the event of an accounting restatement, "claw back" from current and former executive officers (not just named executive officers) incentive-based compensation they would not have received based on the restatement, regardless of fault. If such rules are adopted, the Company would be required to review and revise its clawback policy to comply with the new rules.

Pledging and Hedging Transactions in Company Securities

        In 2014, the board adopted a formal policy prohibiting hedging and pledging of Company securities by executive officers and directors. The policy is set forth in the Company's Insider Trading Policy. All directors and executive officers have confirmed that they are currently in compliance with the policy.

Compensation Committee Report

        The compensation committee, which is comprised of independent directors, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Robert B. Aiken, Chair
Lloyd L. Hill
Richard J. Howell
Glenn B. Kaufman

2015 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2015 (collectively, the named executive officers), for fiscal years 2013 through 2015:

Name and Principal Position	Year		Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)		Option Awards ($)(6)		Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Stephen E. Carley	2015		750,000	—	389,960		779,996		1,879,344	20,490	3,819,790
Chief Executive Officer	2014		750,000	—	383,357	(7)	794,753	(7)	1,319,344	20,219	3,267,673
	2013		735,578	650,000	299,959		599,998		1,352,231	15,558	3,653,324
Stuart B. Brown	2015		357,000	—	99,940		199,912		557,303	15,806	1,229,961
Executive Vice President and	2014		357,000	—	82,069		164,215		398,053	15,730	1,017,066
Chief Financial Officer	2013		350,135	280,000	79,975		159,999		479,603	11,207	1,360,919
Denny Marie Post	2015		392,700	—	98,143		196,330		548,728	13,309	1,249,210
President	2014		392,700	—	286,345		172,782		406,189	17,523	1,275,539
	2013		385,147	280,000	62,979		125,999		493,897	186,928	1,534,950
Cathy Cooney	2015		305,000	—	120,967		121,976		388,360	15,525	951,828
Senior Vice President and	2014		305,000	—	48,737		97,596		245,339	25,635	722,308
Chief People Officer	2013	(1)	133,731	34,000	48,757		97,579		133,068	97,278	544,413
Michael L. Kaplan	2015		335,000	—	53,562		107,192		288,615	13,455	797,824
Senior Vice President and	2014		335,000	—	53,561		107,190		269,471	332,374	1,097,596
Chief Legal Officer	2013	(2)	70,865	22,000	19,962		—		76,614	23,773	213,214

(1)
Ms. Cooney joined the Company in July 2013. The base salary reported for Ms. Cooney is prorated for the period of time she provided services to us in fiscal 2013. Ms. Cooney's annual base salary in 2013 was $305,000.

(2)
Mr. Kaplan joined the Company in September 2013. The base salary reported for Mr. Kaplan is prorated for the period of time he provided services to us in fiscal 2013. Mr. Kaplan's annual base salary in 2013 was $335,000.

(3)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(4)
Bonus amounts reported for 2013 represent a one-time special discretionary bonus in recognition of the Company's extraordinary performance during 2013.

(5)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2015, 2014, and 2013. See "Outstanding Equity Awards at 2015 Fiscal Year-End" below for a listing of restricted stock unit awards outstanding for each named executive officer as of December 27, 2015.

(6)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2015, 2014, and 2013. See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 27, 2015, December 28, 2014, and December 29, 2013, for descriptions of the methodologies and assumptions we used to value option awards.

(7)
Includes additional GAAP compensation expense as a result of the amendments made to Mr. Carley's equity award agreements. For a description of the special retirement provisions applicable to Mr. Carley's restricted stock unit awards, please see "Compensation Discussion and Analysis—Summary of 2015 Compensation Activity—Incentive-Based Compensation—2015 Long-Term Incentive ("LTI") Program—Retirement Provisions Applicable to Mr. Carley."

(8)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts in the 2015 "Non-Equity Incentive Plan Compensation" column above consist of the following payments to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of bonus award or LTI cash award payouts into the Deferred Compensation Plan.

Named Executive Officer	2015 Annual Performance- Based Cash Incentive Payout ($)	2013 LTI Cash Award Payout ($)	Total ($)
Stephen E. Carley	1,107,690	771,654	1,879,344
Stuart B. Brown	351,507	205,796	557,303
Denny Marie Post	386,658	162,070	548,728
Cathy Cooney	262,769	125,591	388,360
Michael L. Kaplan	288,615	—	288,615
(9)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Company Match under Non-Qualified Deferred Compensation Plan	Moving Expenses & Other Payments ($)		Total ($)
Stephen E. Carley	2015	15,000	1,620	150	720	3,000	—		20,490
Stuart B. Brown	2015	10,200	1,620	431	555	3,000	—		15,806
Denny Marie Post	2015	10,200	1,620	919	570	—	—		13,309
Cathy Cooney	2015	10,200	1,620	172	533	3,000	—		15,525
Michael L. Kaplan	2015	10,382	1,620	800	546	—	107	(e)	13,455

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(e)
Represents moving expenses reimbursable by the Company pursuant to the executive's employment agreement or offer letter. The amount includes $26 of tax reimbursements related to moving expenses.

Grants of Plan-Based Awards

        The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2015:

						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Grant Date Fair Value of Option and Stock Awards ($)(3)
										Exercise or Base Price of Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Stephen E. Carley	2/18/2015	(1)	450,000	900,000	2,160,000	—		25,701	(4)	81.65	779,996
	2/18/2015	(2)	195,012	780,048	1,482,091	4,776	(5)	—		—	389,960
Stuart B. Brown	2/18/2015	(1)	142,800	285,600	685,440	—		6,587	(4)	81.65	199,912
	2/18/2015	(2)	49,988	199,954	379,912	1,224	(5)	—		—	99,940
Denny Marie Post	2/18/2015	(1)	157,080	314,160	753,984	—		6,469	(4)	81.65	196,330
	2/18/2015	(2)	49,101	196,406	373,171	1,202	(5)	—		—	98,143
Cathy Cooney	1/2/2015		—	—	—	785	(6)	—		—	59,974
	2/18/2015	(1)	106,750	213,500	512,400	—		4,019	(4)	81.65	121,976
	2/18/2015	(2)	30,509	122,036	231,868	747	(5)	—		—	60,993
Michael L. Kaplan	2/18/2015	(1)	117,250	234,500	562,800	—		3,532	(4)	81.65	107,192
	2/18/2015	(2)	26,811	107,246	203,767	656	(5)	—		—	53,562

(1)
Amounts reflect potential annual bonus payouts to the named executive officers which depend on satisfaction of Company EBITDA targets in fiscal 2015. See "Compensation Discussion and Analysis—Incentive-Based Compensation—Annual Performance-Based Incentive (Cash Bonus)" for further information.

(2)
Amounts reflect potential payouts under a long-term cash performance awards granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the 2015 - 2017 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. There will be two independent metrics used: (A) the three-year average ROIC and (B) the three-year cumulative EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2015 Compensation Activity—Incentive-Based Compensation—2015 Long-Term Incentive ("LTI") Program."

(3)
See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 27, 2015 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the guidance for accounting for stock compensation.

(4)
Options were granted pursuant to the 2007 Plan. The options are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company. Options are exercisable for ten years from the date of issuance, as defined in the 2007 Plan, subject to certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(6)
Ms. Cooney received a special equity award in January 2015 based on her expanded role at the Company. The award is comprised of time-based restricted stock units granted pursuant to the 2007 Plan. The units are scheduled to vest 25% on each of the first, second, third and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)			Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested ($)(18)
				Option Expiration Date
Name	Exercisable	Unexercisable
Stephen E. Carley	54,787	—	19.64	9/13/17	(1)	1,269	(10)(19)	78,475	(19)
	22,080	—	34.71	6/24/21	(2)	3,564	(12)(19)	220,398	(19)
	18,048	6,016	35.46	2/21/22	(3)	3,750	(14)(19)	231,900	(19)
	20,196	20,196	42.07	2/26/23	(4)	4,776	(17)(19)	295,348	(19)
	5,271	15,814	71.99	2/19/24	(7)
	—	25,701	81.65	2/18/25	(9)
Stuart B. Brown	5,951	—	28.15	9/12/21	(5)	493	(10)	30,487
	7,018	2,340	35.46	2/21/22	(3)	950	(12)	58,748
	5,385	5,386	42.07	2/26/23	(4)	855	(14)	52,873
	1,202	3,607	71.99	2/19/24	(7)	1,224	(17)	75,692
	—	6,587	81.65	2/18/25	(9)
Denny Marie Post	8,551	—	32.29	8/2/21	(6)	401	(10)	24,798
	5,715	1,905	35.46	2/21/22	(3)	748	(12)	46,256
	4,240	4,242	42.07	2/26/23	(4)	900	(14)	55,656
	1,265	3,795	71.99	2/19/24	(7)	2,756	(15)	170,431
	—	6,469	81.65	2/18/25	(9)	1,202	(17)	74,332
Cathy Cooney	2,308	2,308	59.46	7/9/23	(8)	410	(11)	25,354
	714	2,144	71.99	2/19/24	(7)	507	(14)	31,353
	—	4,019	81.65	2/18/25	(9)	785	(16)	48,544
						747	(17)	46,194
Michael L. Kaplan	784	2,355	71.99	2/19/24	(7)	135	(13)	8,348
	—	3,532	81.65	2/18/25	(9)	558	(14)	34,507
						656	(17)	40,567

(1)
Award of options granted on September 13, 2010 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 13, 2014.

(2)
Award of options granted on June 24, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 24, 2015.

(3)
Award of options granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(4)
Award of options granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(5)
Award of options granted on September 12, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 12, 2015.

(6)
Award of options granted on August 2, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(7)
Award of options granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(8)
Award of options granted on July 9, 2013 that vest 25% on each anniversary date of issuance and in full on July 9, 2017.

(9)
Award of options granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(10)
Award of restricted stock units granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(11)
Award of restricted stock units granted on July 9, 2013 that vest 25% on each anniversary date of issuance and in full on July 9, 2017.

(12)
Award of restricted stock units granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(13)
Award of restricted stock units granted on October 1, 2013 that vest 25% on each anniversary date of issuance and in full on October 1, 2017.

(14)
Award of restricted stock units granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(15)
Award of restricted stock units granted on October 1, 2014 that vest 25% on each anniversary date of issuance and in full on October 1, 2018.

(16)
Award of restricted stock units granted on January 2, 2015 that vest 25% on each anniversary date of issuance and in full on January 2, 2019.

(17)
Award of restricted stock units granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(18)
Based on the closing price of our common stock on December 24, 2015 of $61.84 per share.

(19)
All restricted stock units became non-forfeitable on September 13, 2015 upon Mr. Carley becoming retirement eligible under the terms and conditions of such restricted stock unit awards. The restricted stock units shall continue to vest and be payable in accordance with their stated vesting schedules. For a description of the special retirement provisions applicable to Mr. Carley's restricted stock unit awards, please see "Compensation Discussion and Analysis—Summary of 2015 Compensation Activity—Incentive-Based Compensation—2015 Long-Term Incentive ("LTI") Program—Retirement Provisions Applicable to Mr. Carley." The value of the restricted stock units on September 13, 2015 (using the closing price of $81.78 per share on September 11, 2015, the most recent trading day prior to September 13, 2015) was as follows:

Number of RSUs	Value of RSUs

1,269	$103,778.82

3,564	$291,463.92

3,750	$306,675.00

4,776	$390,581.28

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)
Stephen E. Carley	—	—	5,527	460,090
Stuart B. Brown	—	—	1,874	154,032
Denny Marie Post	—	—	2,471	202,895
Cathy Cooney	—	—	375	32,310
Michael L. Kaplan	—	—	254	20,423

(1)
Represents restricted stock units vesting in fiscal 2015. Values are based on the closing price of our common stock on the date of vesting.

(2)
Does not include Mr. Carley's restricted stock units (RSUs) that became non-forfeitable on September 13, 2015 coincident with Mr. Carley becoming retirement eligible under such awards. The restricted stock units shall continue to vest and be payable in accordance with their stated

  vesting schedules. Please see footnote 19 of the table entitled "Outstanding Equity Awards at 2015 Fiscal Year-End" for detailed information regarding the number of RSUs that became non-forfeitable as of September 13, 2015 along with the value of such RSUs on that date. For a description of the special retirement provisions applicable to Mr. Carley's restricted stock unit awards, please see "Compensation Discussion and Analysis—Summary of 2015 Compensation Activity—Incentive-Based Compensation—2015 Long-Term Incentive ("LTI") Program—Retirement Provisions Applicable to Mr. Carley."

Non-qualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 27, 2015.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Stephen E. Carley(4)	1,307,365	3,000	(8,022)	—	3,421,621
Stuart B. Brown	84,016	3,000	(17)	—	222,159
Denny Marie Post	—	—	(3,956)	—	235,998
Cathy Cooney	269,492	3,000	(7,103)	—	520,654
Michael L. Kaplan	—	—	(580)	—	16,576

(1)
All Executive Contributions in Last Fiscal Year and Registrant Contribution in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table. No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
The Company provided a 25% match of the participants' contributions up to 4% of their compensation (or, a maximum of 1% of their compensation, which is the same matching formula used in our 401(k) plan).

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

(4)
Table does not include Mr. Carley's restricted stock units (RSUs) that became non-forfeitable on September 13, 2015 coincident with Mr. Carley becoming retirement eligible under such awards. The restricted stock units shall continue to vest and be payable in accordance with their stated vesting schedules. Please see footnote 19 of the table entitled "Outstanding Equity Awards at 2015 Fiscal Year-End" for detailed information regarding the number of RSUs that became non-forfeitable as of September 13, 2015 along with the value of such RSUs on that date. For a description of the special retirement provisions applicable to Mr. Carley's restricted stock unit awards, please see "Compensation Discussion and Analysis—Summary of 2015 Compensation Activity—Incentive-Based Compensation—2015 Long-Term Incentive ("LTI") Program—Retirement Provisions Applicable to Mr. Carley."

        Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan.    Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred

Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation and commissions each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2015 plan year, the compensation committee authorized matching contributions equal to 25% of the first 4% of compensation that is deferred by the participant. The company match for named executive officers and other members of the executive team was capped at $3,000 for the 2015 plan year.

        The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's total account balance at the time of the in-service distribution is at least $25,000, the participant can elect to receive payment in up to 15 annual installments. Otherwise, payment of a participant's account is made a minimum of six months from participant's termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

        For the 2016 plan year, the Company amended the plan to provide additional distribution options for the participants and reduced the minimum balance threshold upon termination from $50,000 to $25,000 for annual installment elections. In addition, the compensation committee changed the authorized matching contributions to be equal to 50% of the first 4% of compensation that is deferred by the participant.

Employment Agreements, Separation Related Arrangements, and Change in Control Agreements

Executive Employment Agreements

        Stephen E. Carley Employment Agreement.    Our employment agreement with Mr. Carley, our chief executive officer, dated August 11, 2010, has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Carley's employment upon the occurrence of a change in control event, he will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Mr. Carley for performance in the last three calendar years prior to the change in control event for which bonuses have been paid or are payable; and (d) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        If Mr. Carley's employment is terminated either by the Company without cause, or by Mr. Carley for good reason, as those terms are defined in the agreement, Mr. Carley will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Generally, under Mr. Carley's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Carley is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Carley for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Carley's agreement as a material reduction in his annual base salary or target annual bonus opportunity, relocation of the Company's headquarters to a location more than 50 miles from the existing location, a material breach of any provision contained in the employment agreement or any material provision of any equity award agreement, the removal of Mr. Carley from the board of directors, requiring that Mr. Carley report to any other person other than the board, or a material diminution in Mr. Carley's title, duties, or responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Carley's notice thereof.

        Stuart B. Brown Employment Agreement.    Our employment agreement with Mr. Brown, our chief financial officer, dated August 10, 2011 has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Brown's employment upon the occurrence of a change in control event, Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) payment of an amount equal to the annual bonus amount earned by Mr. Brown for performance in the last completed fiscal year prior to the change in control event for which bonuses have been paid or are payable; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        Upon termination of Mr. Brown's employment either by the Company without cause, or by Mr. Brown for good reason (as each term is defined in the employment agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Mr. Brown's employment be terminated by the Company without cause or by Mr. Brown for good reason within the two-year period following such change in control event. Good reason is defined in Mr. Brown's agreement as a reduction in his compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement, or a significant reduction in the then-effect responsibilities of the Company's chief financial officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Mr. Brown of such reason.

        Denny Marie Post Employment Agreement.    Our employment agreement with Ms. Post, our chief concept officer, dated August 1, 2011 has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Post's employment upon the occurrence of a change in control event, Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        Upon termination of Ms. Post's employment either by the Company without cause, or by Ms. Post for good reason (as each term is defined in the employment agreement), Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Ms. Post's employment be terminated by the Company without cause or by Ms. Post for good reason within the two-year period following such change in control event. Good reason is defined in her agreement as a reduction in her compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the Company's chief marketing officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Ms. Post of such reason.

        Michael L. Kaplan Employment Agreement.    Our employment agreement with Mr. Kaplan, our chief legal officer, dated September 30, 2013, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, in both cases either before or following the occurrence of a change in control event, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual bonus for the fiscal year in which the effective date of termination occurs.

        Generally, under Mr. Kaplan's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Kaplan is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Kaplan for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

Change in Control Agreements

        The Company has a change in control agreement with Ms. Cooney. The other current named executive officers have change in control provisions contained in their employment agreements, as discussed above in "Executive Employment Agreements." The Company's change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits:

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental, and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision. The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Incentive Plans

        Set forth below is a description of the change in control provisions contained within our Second Amended and Restated 2007 Performance Incentive Plan under which there are unvested awards currently outstanding, and our Cash Incentive Plan. All outstanding awards under our 2004 Plan are vested.

        Second Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Cash Incentive Plan.    At the beginning of each performance period under the Cash Incentive Plan, the compensation committee shall establish when bonus awards for such performance period shall be paid. The compensation committee may at such time also provide for the effect of any participant's death, disability, termination without cause, or a change in control event of the Company on the payment of awards for the performance period. The definition of a change in control event under the Cash Incentive Plan is substantially the same as that contained in the 2007 Plan. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the Cash Incentive Plan.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 27, 2015:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)		Termination with Cause($)		Death($)		Disability($)		Change in Control($)(2)
Stephen E. Carley	Salary	1,500,000	(3)							1,500,000	(3)
	Bonus	1,107,690	(8)			1,107,690	(8)	1,107,690	(8)	3,323,070	(9)
	Health Benefits	15,241	(12)							15,241	(12)
	Acceleration of LTI Cash Award					740,062	(14)	740,062	(14)	1,500,117	(17)
	Acceleration of Restricted Stock Units									826,121	(15)
	Acceleration of Options									4,344,400	(16)
Stuart B. Brown	Salary	357,000	(4)							357,000	(4)
	Bonus	351,507	(8)	351,507	(8)	351,507	(8)	351,507	(8)	638,675	(10)
	Health Benefits	9,213	(13)							9,213	(13)
	Acceleration of LTI Cash Award					176,165	(14)	176,165	(14)	364,224	(17)
	Acceleration of Restricted Stock Units									217,800	(15)
	Acceleration of Options									660,296	(16)
Denny Marie Post	Salary	392,700	(5)							392,700	(5)
	Bonus									—
	Health Benefits									—
	Acceleration of LTI Cash Award					180,669	(14)	180,669	(14)	369,206	(17)
	Acceleration of Restricted Stock Units									371,473	(15)
	Acceleration of Options									621,387	(16)
Cathy Cooney	Salary									305,000	(7)
	Bonus									245,339	(11)
	Health Benefits									3,866	(13)
	Acceleration of LTI Cash Award					105,793	(14)	105,793	(14)	219,708	(17)
	Acceleration of Restricted Stock Units									174,636	(15)
	Acceleration of Options									10,986	(16)
Michael L. Kaplan	Salary	335,000	(6)							335,000	(6)
	Bonus	288,615	(8)							288,615	(8)
	Health Benefits									—
	Acceleration of LTI Cash Award					107,251	(14)	107,251	(14)	214,499	(17)
	Acceleration of Restricted Stock Units									99,130	(15)
	Acceleration of Options									—	(16)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 27, 2015, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions in Mr. Carley's employment agreement, Mr. Brown's employment agreement, Ms. Post's employment agreement, Mr. Kaplan's employment agreement, the change in control agreement for Ms. Cooney, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Carley's 2015 base salary payable in a lump sum on the 60th day following termination of employment.

(4)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Brown's 2015 base salary.

(5)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Ms. Post's 2015 base salary.

(6)
Represents an amount equal to one times Mr. Kaplan's 2015 base salary payable in a lump sum within 30 days following termination of employment.

(7)
Represents an amount equal to one times Ms. Cooney's 2015 base salary payable in a lump sum on the 10th day following termination of employment.

(8)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual bonus for 2015 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officers based on Company achievement of EBITDA goals for fiscal 2015.

(9)
Represents the amount Mr. Carley would have been paid for his annual bonus for 2015 had Mr. Carley been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Carley based on Company achievement of EBITDA goals for fiscal 2015. Per the terms of his employment agreement, Mr. Carley would also be entitled to receive an amount equal to two times his highest bonus amount earned in the last three completed calendar years payable in a lump sum on the 60th day following the effective date of termination.

(10)
Represents the amount Mr. Brown would have been paid for his annual bonus for 2015 had Mr. Brown been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Brown based on Company achievement of EBITDA goals for fiscal 2015. Per the terms of his employment agreement, Mr. Brown would also be entitled to receive an amount equal to the annual bonus amount earned by Mr. Brown in the last completed fiscal year (2014) prior to the change in control event payable in a lump sum on the 60th day following the effective date of termination.

(11)
Represents the annual bonus amount earned by the named executive officer in the last completed calendar year prior to the change in control event. Based on a change in control date of December 27, 2015, such amount represents the bonus amount that was earned in 2014 by the named executive officer payable in a lump sum on the 10th day following the effective date of termination.

(12)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(13)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twelve months following the effective date of termination.

(14)
The values included in the table above are based on the pro-rata amount of LTI cash that would have vested on December 27, 2015. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI cash target amount would vest upon death or total disability as of December 27, 2015. The actual award amount calculated at December 27, 2015, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of death or total disability and would be payable within 65 days after the effective date of termination.

(15)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 27, 2015, multiplied by the closing sales price of the Company's common stock on NASDAQ as of December 24, 2015, the business day immediately preceding such date ($61.84).

(16)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 27, 2015 and the exercise price of the options held by the named executive officer on an aggregate basis.

(17)
For purposes of this calculation, it is assumed that the LTI cash award amount is paid at 100% of the target value upon a change in control as of December 27, 2015. The actual award amount calculated at December 27, 2015, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control and would be payable within 65 days after the effective date of termination.

 PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, the Company is again asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2015, our advisory vote proposal was supported by approximately 99.0% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe that our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.

        Highlights of our current compensation program include the following.

  •
  The direct retention by the compensation committee of its independent compensation consultant, Aon Hewitt.

  •
  Emphasis on a long-term pay for performance, which includes a cash component in our LTI program that is measured over three-year performance periods on ROIC and EBITDA metrics.

  •
  Financial measures used for the annual performance-based bonus and long-term cash incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors.

  •
  Minimum financial goals must be met in order for payouts to be made under both the annual performance-based bonus and long-term cash incentive grants.

  •
  Payouts under our annual and long-term incentive compensation plans are capped.

  •
  None of our change in control provisions provide for excise tax gross-ups and the board has committed not to enter into any such agreements; we have double-trigger equity vesting upon a change in control.

  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives, which confirm the long-term nature of grants and alignment with stockholders.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation from executive officers under certain circumstances.

  •
  Relatively modest executive perquisites, and no excessive executive only-perquisites.

        Please read the "Compensation Discussion and Analysis" section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.

Advisory Vote

        We request stockholder approval of the 2015 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2016 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Vote Required

        Proposal No. 2 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 25, 2016. KPMG also served as our independent auditor for the 2015 fiscal year ended December 27, 2015. Prior to that, Deloitte & Touche LLP ("D&T") served as our independent auditor. In 2015, stockholders approved the ratification of KPMG by approximately 98.7% of votes cast. Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

Change in Auditor in 2015

        With a rotation of audit engagement partner required in 2015, the audit committee decided to open the annual selection process to several other independent registered public accounting firms. The audit committee, with the assistance of management, performed an evaluation of firms to determine the Company's independent auditor for the 2015 fiscal year. As a result of this process, the audit committee formally approved the engagement of KPMG as the Company's independent auditor for the fiscal year ending December 27, 2015.

        D&T served as our independent auditor from 1992 to March 2015. The reports of D&T on the Company's consolidated financial statements for the fiscal year ended December 28, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 28, 2014, and during the subsequent interim period preceding D&T's dismissal, there were: (i) no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

        During the Company's fiscal year ended December 28, 2014, and during the subsequent interim period preceding KPMG's engagement, neither the Company, nor anyone on its behalf, consulted KPMG with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Evaluation of Auditor

        In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 25, 2016, the audit committee considered, among other factors:

  •
  Firm and engagement team experience, including in our industry;

  •
  Audit approach and supporting tools;

  •
  General technical expertise;

  •
  Audit quality factors, including timing of procedures and engagement team workload and allocation;

  •
  Recent Public Company Oversight Board (PCAOB) inspection findings and the firms' responses thereto;

  •
  Communication and interaction with the audit committee and management;

  •
  Independence and commitment to objectivity and professional skepticism;

  •
  Prior year audit performance; and

  •
  The reasonableness and appropriateness of fees.

        Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2016 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor, but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        For the 2015 fiscal year KPMG served as the Company's independent auditor, and for the 2014 fiscal year D&T served as the Company's independent auditor. The following table summarizes the aggregate fees billed or to be billed by KPMG and D&T for the fiscal years ended December 27, 2015 and December 28, 2014, respectively:

	2015($)	2014($)
Audit fees	770,881	749,254
Audit-related fees	—	125,000
Tax fees	—	139,309
All other fees	—	2,200

Total	770,881	1,015,763

Audit Fees

        Fees for audit services in 2015 and 2014 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, and fees related to a review of our Franchise Disclosure Document. Fees for audit services in 2014 also included additional procedures performed as a result of acquisitions of franchised restaurants.

Audit-Related Fees

        Audit-related fees billed in 2014 were related to advisory services performed in connection with our acquisitions of franchised restaurants.

Tax Fees

        Tax fees billed in 2014 were related to services performed in connection with research and development credit analysis and acquisitions of franchised restaurants.

All Other Fees

        All other fees billed in 2014 included license fees related to D&T's proprietary web-based research database.

        With respect to non-audit services provided from time to time, the audit committee considered whether the independent auditor's provision of other non-audit services to the Company was compatible with maintaining its independence. The audit committee discussed such services with the independent auditor and Company management to determine whether the services were permitted under SEC rules and regulations concerning auditor independence.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2015 were pre-approved by the audit committee.

Vote Required

        Proposal No. 3 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2016.

 AUDIT COMMITTEE REPORT

        The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). KPMG, our independent auditor for 2015, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 27, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and KPMG's evaluation of the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from KPMG the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with KPMG.

        Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 27, 2015, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Lloyd L. Hill
Pattye L. Moore
Stuart I. Oran

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

        The SEC's "notice and access" rule allows companies to deliver a notice regarding internet availability of proxy materials ("notice regarding internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice regarding internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice regarding internet availability. Any notices regarding internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice regarding internet availability.

  Important Notice Regarding Availability of Proxy Materials

        Our proxy materials are available at http://www.redrobin.com/eproxy.

  "Householding" of Proxy Materials

        As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice regarding internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice regarding internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

        Voting rights.    As of March 21, 2016, the record date for the meeting, we had 14,111,099 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

        Voting instructions.    We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

  •
  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on executive compensation) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1 and 2. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 20, 2016. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

        If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice regarding internet availability that you receive in order to ensure that all of your shares are voted.

        Voting in-person.    Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

        Counting of votes.    Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

        Additional meeting matters.    We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Stephen E. Carley or Stuart B. Brown, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

        Dissenters' rights.    No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

        Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 21, 2016, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

  Quorum

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

  Vote Required

        For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

        Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 3 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

  Broker Non-Votes

        Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 3 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2015, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

        Proposals for Inclusion in 2017 Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 6, 2016. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

        Proposals to be Addressed at 2017 Annual Meeting (but not included in proxy statement).    In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 22, 2017 and no earlier than January 23, 2017, and it must contain the additional information required by our bylaws. All proposals received after February 22, 2017 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2016 annual meeting of stockholders for a fee of approximately $6,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 19, 2016 for the fiscal year ended December 27, 2015. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 5, 2016

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 19, 2016 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, F orm of Proxy Card, and 2015 Annual Report on Form 10-K are available at http://www.redrobin.com/eproxy Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X The election of eight (8) directors for one-year terms: FOR AGAINST ABSTAIN (a) Rob e rt B. Aiken (b) Stephen E. Carley (c) Cambria W. Dunaway (d) L lo yd L . Hill (e) Ric ha rd J. Howell (f) Glenn B. Kaufman (g) Pattye L. Moore (h) Stuart I. Oran Approval, on an advisory basis, of the Company’s executive compensation. Ratification of the appointment of KPMG LLP as the Company's independent tors for the fiscal year ending December 25, 2016. Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR-DANCE WITH THE STOCKHOLDER'S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2015 annual report on Form 10-K. 1. 2 . 3. audi 4 . Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shar title as such. If the signer is a corporation, please sign full corporate name by es are held duly authorized o fficer,

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stephen E. Carley and Stuart B. Brown, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 21, 2016 at the Annual Meeting of Stockholders to be held at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111 at 8:00 a.m. MDT on May 19, 2016, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)